EXHIBIT 99.1

Company Contact:
Joseph T. Schepers
Director, Investor Relations
(800) 793-2145 ext. 3002
jschepers@pernixtx.com

Pernix Therapeutics Announces Restructuring and
Integration of the Pernix and Hawthorn Sales Forces

THE WOODLANDS, TEXAS, January 24, 2013 – Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”) (NYSE MKT: PTX), a specialty pharmaceutical company, today announced that the Company has initiated the integration of its Pernix and Hawthorn sales forces. The Company has restructured the combined sales force, reducing the number of sales representatives to approximately 125 from 187.  The sales force will remain focused on Pediatrics, Primary Care and Gastroenterology.

The Company today also announced that David Becker will resign his position as Chief Financial Officer, due to personal reasons, effective March 31, 2013. The Company has started a search to identify a new Chief Financial Officer. Upon naming a successor, Mr. Becker will serve the Company as a consultant in several areas, including manufacturing, over-the-counter products, and business development.

Cooper Collins, President and CEO of Pernix, said, “We closed the acquisition of Cypress and Hawthorn at the end of December, and we are rapidly making progress in the implementation of our integration plans. In addition, we appreciate the service that David has provided the Company, which included building our OTC product group and completing several key business development transactions that have broadened the scope of our business and expanded our portfolio of branded and generic products.”

About Pernix Therapeutics Holdings, Inc.

Pernix Therapeutics is a specialty pharmaceutical company primarily focused on the sales, marketing, manufacturing and development of branded, generic and OTC pharmaceutical products. The Company manages a portfolio of branded products, including the recently acquired Hawthorn Pharmaceuticals’ product line. The Company’s branded products for the pediatrics market include CEDAX®, an antibiotic for middle ear infections, NATROBA™, a topical treatment for head lice marketed under an exclusive co-promotion agreement with ParaPRO, LLC, and a family of treatments for cough and cold (ZUTRIPRO®, BROVEX®, ALDEX® and PEDIATEX®). The Company’s branded products for gastroenterology include OMECLAMOX-PAK®, a 10-day treatment for H. pylori infection and duodenal ulcer disease, and REZYST™, a probiotic blend to promote dietary management. The Company promotes its branded pediatric and gastroenterology products through its sales force. Pernix markets its generic products through its wholly-owned subsidiaries, Cypress Pharmaceuticals and Macoven Pharmaceuticals. The Company’s wholly-owned subsidiary, Great Southern Laboratories, manufactures and packages products for the pharmaceutical industry in a wide range of dosage-forms.  A product candidate utilizing cough-related intellectual property is in development for the U.S. OTC market. Founded in 1996, the Company is based in The Woodlands, TX.

Additional information about Pernix is available on the Company’s website located at www.pernixtx.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements.  Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. No assurances can be given regarding the Company’s future performance. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.